THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND THE RULES AND REGULATIONS THEREUNDER. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS WARRANT REPRESENTS THAT IT IS ACQUIRING THE WARRANT FOR INVESTMENT AND AGREES TO COMPLY IN ALL RESPECTS WITH SECTION 4 OF THIS WARRANT.

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                                  NETWORD, INC.

                                                              September 29, 1999

         1. General. THIS CERTIFIES that, for value received, Net2Phone, Inc. or its registered assigns ("Net2Phone") is entitled to subscribe for and purchase from Netword, Inc., a Delaware corporation (the "Corporation"), once at any time during the period commencing with the date hereof and ending on the fourth (4th) anniversary of the date hereof (the "Exercise Period"), on the terms and subject to the provisions hereinafter set forth, up to a maximum of that number of shares (the "Warrant Shares") of fully paid and non-assessable shares of Common Stock, $.0l par value, of the Corporation (the "Common Stock") that shall constitute fifteen percent (15%) of the total number of shares of voting capital stock of the Corporation outstanding on the date of exercise of this Warrant after giving effect to the exercise, exchange or conversion of all outstanding securities, rights, options, warrants (including this Warrant), calls, commitments or agreements of any nature or character (whether debt or equity) that are, directly or indirectly, exercisable or exchangeable for, or convertible into or otherwise represent the right to purchase or otherwise receive, directly or indirectly, any capital stock or other arrangement to acquire at any time or under any circumstance, voting capital stock of the Corporation or any such other securities and assuming that all stock options and/or shares of capital stock reserved for grant or issuance to officers, directors, employees and consultants under all agreements, plans or arrangements theretofore approved by the Board of Directors of the Corporation have been so granted or issued (as the case may be) (collectively, the "Fully Diluted Shares"), at a price per share to be determined on the Designated Date (as hereinafter defined) calculated by dividing $20,000,000 by the number of Fully Diluted Shares on the Designated Date (the "Warrant Price"). As used herein, the ten-n "Designated Date" shall mean the earlier of either (i) the date on which the holder of this Warrant shall deliver a Notice of Exercise in the form annexed hereto or (ii) the day before the date of the closing of a private or public offering of the Corporation's equity securities in which the valuation of the Fully Diluted Shares, calculated on a per share offering price, is equal to or greater than $100 million and the net cash proceeds to the Corporation from such public or private offering of equity securities is equal to or greater than $20 million (a "Qualified Offering"). Notwithstanding the foregoing, if the Designated Date is set as provided in section (ii) of the prior sentence, the number of Fully Diluted Shares on the Designated Date shall include all Fully Diluted Shares issued up to but not including the closing of the Qualified Offering, with the only shares excluded from the calculation being those issued in the Qualified Offering.

         2. Exercise of Warrant. The rights represented by this Warrant may be exercised by the holder hereof by the surrender of this Warrant (properly endorsed) at the office of the Corporation at 702 Russell Avenue, 3rd Floor, Gaithersburg, Maryland 20877-2606, or at such other agency or office of the Corporation in the United States of America as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation, and by payment (either in cash, by check and/or by cancellation of indebtedness) to the Corporation of the Warrant Price for each Warrant Share being purchased. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, registered in the name of the holder, shall be delivered to the holder hereof within a reasonable time after the rights represented by this Warrant shall have been so exercised. The person in whose name a certificate for Warrant Shares is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the stock transfer books are open. If requested, the holder shall provide evidence that it is an accredited investor.

         3. Covenants as to Common Stock. The Corporation covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. The Corporation further covenants and agrees that the Corporation will from time to time take all such action as may be required to assure that, subject to applicable to law, the stated or par value per share of Common Stock is at all times equal to or less than the then effective Warrant Price per share of Common Stock issuable upon exercise of this Warrant. The Corporation further covenants and agrees that, subject to applicable law, the Corporation will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If and so long as the Common Stock issuable upon the exercise of the rights represented by this Warrant is listed or quoted on any national securities exchange or inter-dealer quotation system, the Corporation will, if permitted by the rules of such exchange or inter-dealer quotation system, list and keep listed on such exchange or inter-dealer quotation system, upon official notice of issuance, all shares of such capital stock.

         4. Restrictions on Transfer. Net2Phone acknowledges that neither this Warrant nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and agrees that no sale, transfer, assignment, hypothecation or other disposition of this Warrant or the Warrant Shares shall be made in the absence of a current registration statement under the Securities Act as to this Warrant or the Warrant Shares or an opinion of counsel reasonably satisfactory to the Corporation to the effect that such registration or qualification is not required. Each certificate or other instrument for Warrant Shares issued upon exercise of this Warrant shall, if required under the Securities Act or the rules and regulations promulgated thereunder, be imprinted with a legend substantially to the foregoing effect.

         5. Attached Rights. The Corporation hereby grants to the holder of this Warrant those rights set forth on Exhibit A attached hereto, the provisions of which are incorporated herein by reference and made a part hereof as if set forth herein in their entirety.

         6. Reorganizations, Etc. In case, at any time during the Exercise Period, of any (i) capital reorganization, (ii) distribution to holders of the Common Stock of capital stock other than Common Stock, (iii) reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iv) consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing operation and which does not result in any change in the Common Stock) or (v) sale of all or substantially all the properties and assets of the Corporation in its entirety to any other corporation, this Warrant shall, after such reorganization, distribution, reclassification, consolidation, merger or sale, be exercisable on the same ten-ns for the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which such holder would have been entitled if he had held the Common Stock issuable upon the exercise hereof immediately prior to such reorganization, distribution, reclassification, consolidation, merger or sale. In any such reorganization or other action or transaction described above, appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

         7. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         8. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         9. Notices. All notices and communications to be given or otherwise made to any party to this Warrant shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopier or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, or by electronic mail, with a copy thereof to be sent by mail (as aforesaid) within 24 hours of such electronic mail, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the addressee listing all parties:

                If to the Corporation, to:

                    Netword, Inc.
                    702 Russell Avenue, 3rd Floor
                    Gaithersburg, Maryland 20877-2606
                    Attention:  Michael L. Wise
                    Telecopier:  (703) 995-0581
                    e-mail address: mike@netword.com

                with a copy to:

                    Russell S. Berman, Esq.
                    Kronish Lieb Weiner & Hellman LLP
                    1114 Avenue of the Americas
                    New York, New York 10036-7798
                    Telecopier: (212) 479-6275
                    e-mail address: rberman@klwhllp.com

           and

               If to Net2Phone, to:

                    Net2Phone, Inc.
                    171 Main Street
                    Hackensack, New Jersey 07601
                    Attention:  Clifford Sobel and Howard Balter
                    Telecopier:  (201) 907-5351
                    e-mail addresses: cliff@net2phone.com; hbalter@net2phone.com with a copy to:

                    Ira Greenstein, Esq.
                    Morrison & Foerster
                    1290 Avenue of the Americas
                    New York, New York 10104
                    Telecopier: (212) 468-7900
                    e-mail address: igreenstein@mofo.com

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received
(i) in the case of personal delivery or delivery by telecopier, on the date of such deliver, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the second business day following that on which the piece of mail containing such communication is posted. As used in this Section, "business day" shall mean any day other than a day on which banking institutions in the State of New Jersey are legally closed for business.

         10. Binding Effect on Successors; Survival. This Warrant shall be binding upon any corporation succeeding the Corporation by merger, consolidation or acquisition of all or substantially all of the Corporation's assets. All of the obligations of the Corporation relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Corporation shall inure to the benefit of the successors and assigns of Net2Phone, but this Warrant may be assigned only in whole and not in part.

         11. Descriptive Headings. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in the City of New York, Borough of Manhattan, for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         13. Waiver of Jury Trial. Each party hereto hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Warrant. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto hereby further warrants and represents that such party has reviewed this waiver with its legal counsel, and that such party knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or modifications to (or assignments of) this Warrant. In the event of litigation, this provision of the Warrant may be filed as a written consent to a trial (without a jury) by the court.

         14. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Corporation shall, in lieu of issuing any fractional share, round up to the nearest whole number of shares of Common Stock.

         15. Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provisions shall be excluded from this Warrant and the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         16. Payment of Taxes. The Company shall pay all taxes and other governmental charges that may be imposed in respect of the issuance and delivery of the Warrant Shares.

         IN WITNESS WHEREOF, the undersigned have caused this Warrant to be executed by a duly authorized officer on the date first above written.

                                             NETWORD, INC.


                                              By:_______________________________
                                                Name:
                                                Title:


ATTEST:____________________
       Secretary


                                              NET2PHONE, INC.


                                              By:_______________________________
                                                 Name:
                                                 Title:

                               Notice of Exercise

                     [To be signed upon exercise of Warrant]

                  The undersigned, the holder of the Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, either (i)_____________ shares of Common Stock or
(ii)_______ percent (__%) of the Fully Diluted Shares (as defined in the Warrant) of Netword, Inc. and herewith makes payment of $_____________ therefor, and requests that the certificates for such shares be issued in the name of and delivered to, ________________ whose address is _______________________________.


Dated: ________________

                                               _________________________________
                                               (Signature)



                                               _________________________________
                                               (Address)

                                 ASSIGNMENT FORM

                  FOR VALUE RECEIVED, ________________hereby sells, assigns and transfers unto



Name ________________________
(Please typewrite or print in block letters)


Address_______________________

this Warrant, together with all right, title and interest therein, and does so hereby irrevocably constitute and appoint _____________ as attorney, to transfer the within Warrant on the books of the within-named Corporation, with full power of substitution in the premises.

Dated:_________________, 19___

Name:_____________________________________

Signature:__________________________________

                                    EXHIBIT A

                                Additional Rights

         1. Information Rights.

            (a) Until such time as the Corporation becomes subject to the periodic reporting provisions of Securities Exchange Act of 1934, as amended (the "Exchange Act") or during such time as the Corporation ceases to be subject to the periodic reporting provisions of the Exchange Act, the Corporation shall afford to Net2Phone and its authorized employees, counsel, accountants and other representatives, upon reasonable notice and during ordinary business hours, (i) reasonable access to all books, records, and properties of the Corporation and
(ii) the opportunity to interview any officer of the Corporation regarding its affairs; provided, however, that any individual seeking to exercise the rights granted hereunder will only be permitted to review confidential and/or sensitive information if such person executes a confidentiality agreement in form and substance acceptable to the Corporation.

            (b) Until such time as the Corporation becomes subject to the periodic reporting provisions of the Exchange Act or during such time as the Corporation ceases to be subject to the periodic reporting provisions of the Exchange Act, the Corporation shall furnish to the holder hereof:

            (i) within 30 days after the end of each month in each fiscal year (other than the last month in each fiscal year), a balance sheet of the Corporation and the related consolidated statement of income, unaudited but certified by the principal financial officer of the Corporation, such balance sheets to be as of the end of such month and such statements of income to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case subject to normal year-end adjustments and without supporting notes;

            (ii) within 45 days after the end of each quarter in each fiscal year, a balance sheet of the Corporation and the related consolidated statement of income, unaudited but certified by the principal financial officer of the Corporation, such balance sheets to be as of the end of each quarter and such statements of income to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case subject to normal year-end adjustments and without supporting notes;

            (iii) within 90 days after the end of each fiscal year of the Corporation, a balance sheet of the Corporation as of the end of such fiscal year and the related statements of income, changes in stockholders' equity and cash flows of the Corporation for the fiscal year then ended, together with supporting notes thereto, certified in accordance with generally accepted accounting principles, without qualification as to scope of audit, by a firm of independent public accountants of recognized national standing selected by the Corporation;

            (iv) within 45 days prior to the beginning of each fiscal year of the Corporation (and with respect to any revision thereof, promptly after such revision has been prepared), a proposed operating budget for the Corporation, including projected monthly income statements, cash flow statements during such fiscal year and a projected consolidated balance sheet as of the end of such fiscal year, and each monthly financial statement furnished pursuant to clause (ii) above shall reflect variances from such operating budget, as the same may from time to time be revised; and

            (v) prompt notice of (A) any event of default under any agreement with respect to material indebtedness for borrowed money or a material purchase money obligation which would permit the holder of such indebtedness or obligation to accelerate the maturity thereof, and any event which, upon notice or lapse of time or both, would constitute such an event of default, and (B) any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency which, if adversely determined, would materially impair the right of the Corporation to carry on its business substantially as now or then conducted, or materially adversely affect the business, operations, properties, assets or financial condition of the Corporation.

            (c) At such time as the Corporation becomes subject to the periodic reporting provisions of the Exchange Act, the Corporation shall provide the holder hereof promptly upon filing, copies of all registration statements, prospectuses, periodic reports and other documents filed by the Corporation with the Securities and Exchange Commission (the "Commission"), or provide notice of such filings.

            (d) At any time during the Exercise Period, Net2Phone shall be entitled to receive from the Corporation within two days of the receipt of written notice as provided in Section 9 of the Warrant, a certificate from an officer of the Corporation certifying the number of Fully Diluted Shares.

         2. Registration Rights.

            (a) Required Registration. If the Corporation shall be requested by Net2Phone to effect the registration under the Securities Act of the Warrant Shares in accordance with this Section, and if the Corporation has effected an initial public offering, the Corporation shall promptly use its reasonable best efforts to effect such registration under the Securities Act which the Corporation has been so requested to register; provided, however, that the Corporation shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

            (i) the Corporation shall not be obligated to file more than one (1) registration statement initiated pursuant to this Section which become effective;

            (ii) if Net2Phone fails to complete and/or execute all questionnaires, powers of attorney, indemnities, agreements and other documents as may be required by the Corporation and/or the underwriters, such holder will not be permitted to participate in such registration;

            (iii) with respect to any registration pursuant to this Section, the Corporation may include in such registration any other shares; provided, however, that if the managing underwriter advises the Corporation that the inclusion of all of the shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of all such securities, then the number of shares to be included in such registration shall be included in the following order:

            first, the Warrant Shares;

            second, authorized but unissued shares of Common Stock held by the Corporation (the "Primary Shares"); and third, the other shares.

A requested registration under this Section may be rescinded or withdrawn by written notice to the Corporation by Net2Phone; provided, however, that such rescinded registration shall not count as a registration statement initiated pursuant to this Section (a) if such recession or withdrawal is based upon material adverse information relating to the Corporation or its condition, business or prospectus that is different from that generally known to Net2Phone at the time of its request. In connection with a registration under this Section
(a), the underwriters shall be a nationally recognized independent investment banking firm selected by the Corporation and consented to by the holder of this Warrant, which consent shall not be unreasonably withheld; provided, further, that if the board of directors of the Corporation determines in good faith that the registration and distribution of Warrant Shares pursuant to this section would be materially detrimental to the Corporation or its shareholders and therefore the board of directors determines that it is in the Corporation's best interest to defer the filing, and promptly gives Net2Phone written notice of such determination in the form of a certificate signed by an executive officer of the Corporation, the Corporation shall be entitled to postpone the filing of the registration statement otherwise required to be prepared and filed by the Corporation pursuant to this section once for a reasonable period of time, but not to exceed 30 days from the date of Net2Phone's request for such registration (or any greater period necessary to complete an offering of securities of the Corporation pursuant to any registration statement then pending).

            (b) Piggyback Registration. If the Corporation at any time proposes for any reason to register any of its shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto or other than in connection with an exchange offer or offering solely to, the Corporation's stockholders), it shall promptly give written notice to Net2Phone of its intention so to register such shares and, upon the written request, given within IO days after delivery of any such notice by the Corporation, of Net2Phone to include in such registration Warrant Shares (which request shall specify the number of Warrant Shares proposed to be included in such registration), the Corporation shall use its best efforts to cause all such Warrant Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Corporation that the inclusion of all Warrant Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the shares of stock proposed to be registered by the Corporation, then the number of shares to be included in such registration shall be included in the following order:

            first, the Primary Shares;

            second, the Warrant Shares, shares subject to other piggyback registration rights outstanding on the date of issuance of this Warrant and shares issued in a Qualified Offering; and

            third, other shares.

If Net2Phone decides not to include all of its Warrant Shares in any registration statement thereafter filed by the Corporation, Net2Phone shall nevertheless continue to have the right to include any Warrant Shares in any subsequent registration statement or registration statements as may be filed by the Corporation with respect to offerings of its Common Stock and any other securities, all upon the terms and conditions set forth herein; provided, however, that the piggy back registration rights provided for in the section shall not apply (i) with respect to an initial public offering by the Corporation, or (ii) with respect to any Warrant Shares that have become eligible for resale pursuant to Rule 144(k) of the Act (or any similar provision then in force) or another provision of Rule 144 of the Act pursuant to which all of Net2Phone's Warrant Shares are immediately eligible for resale. If a piggyback registration effects the registration of greater than fifty percent (50 %) of the Warrant Shares, such registration shall be counted as a required registration for purposes of the limits on required registrations in subsection (a). If the registration statement is filed in connection with an underwritten offering, at the request of the managing underwriters and provided that all officers and directors of the Corporation enter into similar agreements, Net2Phone shall agree not to sell or otherwise transfer or dispose of any of the Warrant Shares for a period of time that Net2Phone shall agree to with the lead managing underwriter of the transaction.

            (c) Registrations on Form S-3. Anything contained in Section 3 to the contrary notwithstanding, at such time as the Corporation shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, Net2Phone shall have the right to request in writing two registrations on Form S-3 or such successor form of Warrant Shares, which request or requests shall (i) specify the number of Warrant Shares intended to be sold or disposed of and (ii) state the intended method of disposition of such Warrant Shares; provided, however, Net2Phone may only make one such request in any 6-month period. A requested registration on Form S-3 or any such successor form in compliance with this Section shall not count as a registration statement demanded pursuant to Section 2(a), but shall otherwise be treated as a registration initiated pursuant to and shall, except as otherwise expressly provided in this Section, be subject to Section 2(a).

            (d) Preparation and Filing. If and whenever the Corporation is under an obligation pursuant to the provisions of this Warrant to use its reasonable best efforts to effect the registration of any Warrant Shares, the Corporation shall, as expeditiously as practicable:

            (i) use its reasonable best efforts to cause a registration statement that registers such Warrant Shares to become and remain effective for a period of 180 days or until all of such Warrant Shares have been disposed of (if earlier);

            (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least a period of 180 days or until all of such Warrant Shares, have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Warrant Shares;

            (iii) notify in writing Net2Phone's counsel promptly (i) of the receipt by the Corporation of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the

         Corporation of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of such Warrant Shares, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

            (iv) use its reasonable best efforts to register or qualify the Warrant Shares, under such other securities or blue sky laws of such jurisdictions as Net2Phone reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Net2Phone to consummate the disposition in such jurisdictions of its Warrant Shares; provided, however, that the Corporation will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required so to do but for this paragraph (iv);

            (v) furnish to Net2Phone such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Net2Phone may reasonably request in order to facilitate the public sale or other disposition of its Warrant Shares;

            (vi) use its reasonable best efforts to cause the Warrant Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Corporation to enable Net2Phone to consummate the disposition of its Warrant Shares;

            (vii) notify Net2Phone on a timely basis any time a prospectus relating to the Warrant Shares is required to be delivered under the Securities Act within the appropriate period mentioned in paragraph (a) of this Section, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of Net2Phone, prepare and furnish a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

            (viii) make available for inspection by Net2Phone, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by Net2Phone or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Corporation (collectively, the "Records"), as shall be reasonably

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

         necessary to enable them to exercise their due diligence responsibility, and cause the Corporation's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Corporation determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is required by law or (iii) such Information has been made generally available to the public;

            (ix) in connection with underwritten offerings, use its reasonable best efforts to obtain from its independent certified public accountants "comfort" letters in customary form and at customary times and covering matters of the type customarily covered by comfort letters;

            (x) use its reasonable best efforts to obtain from its counsel an opinion or opinions in customary form;

            (xi) provide a transfer agent and registrar (which may be the same entity and which may be the Corporation) for the Warrant Shares;

            (xii) issue to any underwriter to which Net2Phone may sell shares in such offering certificates evidencing such Warrant Shares;

            (xiii) list such Warrant Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Warrant Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the "NASD");

            (xiv) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section II(a) of the Securities Act; and

            (xv) use its best efforts to take all other steps necessary to effect the registration of such Warrant Shares contemplated hereby.

            (e) Expenses. The Corporation shall bear all costs in complying with
Section 2, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Corporation's counsel and accountants and reasonable fees and expenses of Net2Phone's counsel; provided, however, that all underwriting discounts and selling commissions, and all transfer taxes, if any, applicable to the Warrant Shares and all fees and expenses of any special or interim audit for any registration initiated by Net2Phone pursuant to Section 2 that is not otherwise required under the Securities Act in connection with such registration, shall be borne by Net2Phone; provided, further, that with respect to the piggy back registration rights of section (b), the Corporation shall be required to bear the reasonable fees and expenses of Net2Phone's counsel in connection with one piggy back registration if all of the Warrant Shares that Net2Phone requested to be included in such registration are included in the registration.

            (f) Information. Net2Phone agrees, as a condition to the registration obligations set forth herein, to furnish to the Corporation such information regarding Net2Phone and the distribution of the Warrant Shares as the Corporation may, from time to time, reasonably request in writing to comply with the Securities Act and other applicable law. The Corporation may exclude from such registration the Warrant Shares for so long as Net2Phone fails to furnish such information after receiving such request.

            (g) Indemnification.

                           (i) In connection with any registration of any Warrant Shares under the Securities Act pursuant to this Warrant, the Corporation shall indemnify and hold harmless Net2Phone, its officers, directors, employees and affiliates and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act and the underwriter in an underwritten offering, against any losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Warrant Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement it thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse Net2Phone, its officers, directors, employees and affiliates and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document in reliance upon and in conformity with written information furnished to the Corporation by Net2Phone that states that it is specifically for use in the preparation thereof. The Corporation shall not be liable for any misstatement or omission in any preliminary prospectus if such misstatement or omission is corrected in the final prospectus.

                           (ii) In connection with any registration of Warrant Shares under the Securities Act pursuant to this Warrant, Net2Phone shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, employees and affiliates, each person who controls any of the foregoing persons within the meaning of the Securities Act and the underwriter in an underwritten offering with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Warrant Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or such underwriter through an instrument duly executed by Net2Phone that states that it is specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited to an amount equal to the proceeds received by Net2Phone from the sale of Warrant Shares effected pursuant to such registration.

                           (iii) The indemnification required by this Section
         (g) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred, subject to prompt refund in the event any such payments are determined not to have been due and owing hereunder.

                           (iv) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the reasonable fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section; provided, further, that the indemnifying party shall not be liable for fees and expenses of more than one law firm for all indemnified parties (together with appropriate local counsel). An indemnifying party shall not be liable for any settlement or compromise of, or consent to entry of any judgment with respect to, any action, suit, claim or proceeding effected without its prior written consent (which consent in the case of an action, suit, claim or proceeding exclusively seeking monetary relief shall not be unreasonably withheld).

            (h) Exchange Act Compliance. From and after the date upon which the registration statement pursuant to which the Corporation shall have initially registered shares of Common Stock under the Securities Act for sale to the public shall have been declared effective or such earlier date as a registration statement filed by the Corporation pursuant to the Exchange Act relating to any class of the Corporation's securities shall have become effective, the Corporation shall use its reasonable best efforts to comply with all of the reporting requirements of the Exchange Act and with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Stock. Until such date, the Corporation shall cooperate with Net2Phone in supplying such information as may be necessary for Net2Phone to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

            (i) No Conflict of Rights. The Corporation represents and warrants to Net2Phone that the registration rights granted to Net2Phone hereby do not conflict with any other registration rights granted by the Corporation. The Corporation shall not, after the date hereof, grant any registration rights which conflict with or impair the registration rights granted hereby.

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